

The LGL Group, Inc.

(AMEX: LGL)

Q2 2011 Earnings Report
August 4, 2011 10:30 a.m. Eastern

Safe Harbor Statement

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations. These risks and uncertainties are described in more detail in The LGL Group's filings with the Securities and Exchange Commission.

In addition, non-GAAP financial measures are presented. Management believes the non-GAAP financial information provided is useful to investors' understanding and assessment of our ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in evaluating and operating the business internally and as such has determined that it is important to provide this information to investors.

Q2 2011 Earnings Report
August 4, 2011 - 10:30 am Eastern
Agenda

- **Introduction**
- **Business Highlights**
- **Financial Highlights and Capital Structure**
- **Strategic Growth Initiatives**
- **Question and Answer**






Business Highlights

Q2 2011 Business Highlights

Sales/Revenues

- Positive book to bill ratio for H1 and Q2 2011
- Telecom market segment showing strong activity for new orders
- Demand from MISA market segment softer, although Avionics segment has shown improvement
- Order backlog at end of Q2 2011 of $12.1M, which is essentially unchanged compared to Q1 2011 ending backlog of $12.2M
- Q2 2011 revenues were $9.6M, a 23.2% decrease compared to Q2 2010 of $12.5M






Q2 2011 Business Highlights

<u>Margins/Costs/Income/EPS</u>

- Gross margin was 31.8% for Q2 2011, compared to Q2 2010 gross margin of 36.3%, driven primarily by a reduction in revenue, which eroded gross margin by spreading fixed infrastructure costs over a smaller revenue base
- Q2 2011 Pre-tax earnings of $540,000; pre-tax diluted EPS of $0.21
- Q2 2011 Net income of $346,000; diluted EPS of $0.13
- Q2 2011 EBITDA of $773,000
- Generated $1.7M in cash from operations for H1 2011






Q2 2011 Business Highlights

<u>**Q3 2011 and H2 2011 Outlook**</u>

- Cautious outlook regarding repeat orders
- Major (“OEMs”) reporting mixed market conditions
- Major electronic manufacturing service companies reporting mixed market conditions
- Semi-conductor industry still predicting growth in 2011, driven largely by end consumer applications









Financial Highlights and Capital Structure

Financial Outlook
Quarterly Income Statement Trends



$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
(10.0%)
$10.2
$10.0
$7.5
$7.2
$7.3
$9.2
$10.7
$12.5
$12.4
$11.0
$9.0
$9.7
3.8%
1.8%
-8.2%
-8.2%
-8.2%
6.4%
13.0%
20.6%
18.9%
11.3%
6.6%
8.0%
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Revenue
Gross Margin
EBITDA Margin

- Q2 2011 extends the trend to seven consecutive quarters of earnings
- Maintained gross margins of 31.8 % for Q2 2011 through management of variable costs and structural cost discipline in spite of reduced revenue levels

Financial Outlook

Order Backlog

($000's at quarter end)


16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
$8,182
$9,333
$8,293
$13,221
$13,958
$14,260
$14,373
$11,973
$10,734
$12,238
12,093
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Q2 2011

- Modest decrease in order backlog is primarily due to reduced order activity from our existing customers in the MISA market segment, and extended order request dates that are greater than the twelve-month timeframe reflected in the order backlog

Capital Structure

Capital Position as of June 30, 2011

Total assets:	$ 31.4 million
Net working capital:	$ 19.3 million
Cash and cash equivalents:	$ 11.0 million
Total debt (including current portion):	$ 0.5 million
Shareholders' equity:	$ 25.9 million
Available lines of credit:	$ 6.0 million

- Working capital (including cash and cash equivalents) increased to $19.3 million as compared to $12.8 million as of December 31, 2010. The Company's adjusted working capital, which is a non-GAAP measure used to evaluate operational efficiency (AR + Inventory – Trade AP), decreased to $9.2 million as of June 30, 2011, compared to $9.7 million at December 31, 2010
- On June 30, 2011, the Company paid off its existing credit facility and entered into a new banking arrangement with JP Morgan Chase under which the available lines of credit have increased to $6.0 million

Financial Summary

GAAP to Non-GAAP Reconciliations

Computation of Adjusted Working Capital:

($000's)	As of 6/30/2011	As of 12/31/2010
Accounts receviable, net	$ 5,190	$ 5,782
Inventory, net	6,869	5,947
Accounts payable	(2,880)	(2,033)
Adjusted working capital	$ 9,179	$ 9,696

The Company uses non-GAAP additional measures of operating results, net earnings and earnings per share adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Strategic Growth Initiatives

Laying the foundation for profitable growth

Management is actively pursuing the Company's framework for growth:

1. **Organic investment into core business** to leverage existing customer positions, add capacity and develop higher value product

2. **Joint ventures** to expand access to intellectual property, expand supply chain and improve manufacturing flexibility

3. **M&A – synergistic acquisitions** focused on high value-added engineering complements, higher ASP and stronger OEM positions

4. **Investment in greenfield opportunities** leading to new markets, new customers and new products

Question and Answer

Visit us:

www.lglgroup.com
www.mtronpti.com

Contact us:

Greg Anderson, President and CEO
(E-mail: ganderson@lglgroup.com)

LaDuane Clifton, Chief Accounting Officer
(E-mail: lclifton@lglgroup.com)

Voice: (407) 298-2000







